SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 11, 2006
(Date of report)

VALUE CONSULTING, INC.
(Exact Name of Registrant as Specified in its Charter)

NV	0-131224	20-4028175
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

1103 Callaway Court Howell, MI 48843
(Address of Principal Executive Office)

(248) 321-0121
(Registrant’s Telephone Number, Including Area Code)

Item 8.01 Other Events

On July 27, 2006, Value Consulting announced it has created a new subsidiary called Smarts Oil & Gas. Smarts Oil and Gas’ initial focus will be acquiring mineral rights leases, with proven reserves in the ground, in the state Louisiana. This will not be an exploration company (therefore eliminating some of those inherent risks), but instead we will be extracting oil from the ground that is proven and certified by the State of Louisiana.

On July 28, 2006, Value Consulting announced it has created a new subsidiary called Universal Tracking Solutions (“UTS”). UTS will focus on the commercialization and marketing of GPS tracking technologies.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 27, 2006 announcing entry into the oil industry
99.2	Press Release dated July 28, 2006 announcing entry into the GPS market

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLVE STAFFING, INC.
/s/ Brian Ramsey
Dated: August 11, 2006	Brian Ramsey, CEO